EXHIBIT 3.54

Prescribed by J. Kenneth Blackwell
Ohio Secretary of State
Central Ohio: (614) 466-3910
Toll Free: 1-877-SOS-FILE (1-877-767-3453)

ORGANIZATION / REGISTRATION OF
LIMITED LIABILITY COMPANY
(Domestic or Foreign)
Filing Fee $125.00

THE UNDERSIGNED DESIRING TO FILE A:

(CHECK ONLY ONE (1) BOX)
(1) ☒ Articles of Organization for	(2) ☐ Articles of Organization for
Domestic Limited Liability Company	Domestic Limited Liability Company
(115-LCA)		(115-LCA)
ORC 1705		ORC 1705

	(Date of Formation)	(State)

Complete the general information in this section for the box checked above.

Name:	RTM Indianapolis, LLC

☒ Check here if additional provisions are attached
*If box (1) is checked, name must include one of the following endings: limited liability company, limited, Ltd., L.t.d., LLC, L.L.C.

Complete the information in this section if box (1) is checked.

Effective Date (Optional) 12/31/2007		Date specified can be no more than 90 days after date of filing. If a date is specified, the date must be a date on or after the date of filing.

This limited liability company shall exist for perpetual

(Optional)		(Period of existence)

Purpose

The address to which interested persons may direct requests for copies of any operating agreement and any bylaws of this limited liability company is
(Optional)	Robert Q. Jones, Jr.

(Name)
1155 Perimeter Center West, Suite 1200

	(Street)	NOTE: P.O. Box Addresses are NOT acceptable

	Atlanta	GA	30338

	(City)	(State)	(Zip Code)

Complete the information in this section if box (1) is checked Cont.

ORIGINAL APPOINTMENT OF AGENT

The undersigned authorized member, manager or representative of
RTM Indianapolis, LLC

(name of limited liability company)

Hereby appoint the following to be statutory agent upon whom any process, notice or demand required or permitted by statute to be served upon the limited liability company may be served. The name and address of the agent is:

CSC-Lawyers Incorporating Service (Corporation Service Company)

(Name)
50 West Broad Street, Suite 1800

(Street)	NOTE: P.O. Box Addresses are NOT acceptable
Columbus	Ohio	43215

(City)	(State)	(Zip Code)

Must be authenticated by an authorized representative	/s/ROBERT Q. JONES, JR. 12-18-2007

Authorized Representative Date

Authorized Representative Date

ACCEPTANCE OF APPOINTMENT

The undersigned, named herein as the statutory agent for
RTM Indianapolis, LLC

(name of limited liability company)

hereby acknowledges and accepts the appointment of agent for said limited liability Company.

/s/CAROL DOLOR

(Agent’s signature)
Carol Dolor, Assistant VP

PLEASE SIGN PAGE (3) AND SUBMIT COMPLETED DOCUMENT

Complete the information in this section if box (2) is checked.

The address to which interested persons may direct requests for copies of any operating agreement and any bylaws of this limited liability company is

(Name)

(Street)	NOTE: P.O. Box Addresses are NOT acceptable

(City)	(State)	(Zip Code)

The name under which the foreign limited liability company desires to transact business in Ohio is

The limited liability company hereby appoints the following as its agent upon whom process against the limited liability company may be served in the state of Ohio. The name and complete address of the agent is

(Name)

(Street)	NOTE: P.O. Box Addresses are NOT acceptable

Ohio

(City)	(State)	(Zip Code)

The limited liability company irrevocably consents to service of process on the agent listed above as long as the authority of the agent continues, and to service of process upon the OHIO SECRETARY OF STATE if:

a. the agent cannot be found, or
b. the limited liability company fails to designate another agent when required to do so, or
c. the limited liability company’s registration to do business in Ohio expires or is cancelled.

REQUIRED
Must be authenticated (signed)
by an authorized representative	/s/ ROBERT Q. JONES, JR. 12-18-2007
(See instructions)
Authorized Representative Date

Robert Q. Jones, Jr., VP & Asst Sec.

(Print Name)

Authorized Representative Date

(Print Name)